UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Spirit Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

JetBlue Airways Corporation

Sundown Acquisition Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and 0-11

Filed by JetBlue Airways Corporation

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Subject Company: Spirit Airlines, Inc.

Commission File No.: 001-35186

Date: June 6, 2022

The following is a press release issued by JetBlue Airways Corporation (“JetBlue”) on June 6, 2022, in connection with a letter and video message to Spirit Airlines, Inc. (“Spirit”) employees released by JetBlue on June 6, 2022.

PRESS RELEASE

In Message to Spirit Team Members, JetBlue Commits to More Jobs, Better Pay, No Furlough Policy, and Career Development

JetBlue would bring the best of Spirit’s people and culture to a combined airline as it seeks to create a national low-fare challenger to the Big Four

NEW YORK (June 6, 2022) – JetBlue (NASDAQ: JBLU) today released a letter and video message to Spirit (NYSE: SAVE) Team Members who are following the upcoming shareholder vote and JetBlue’s proxy campaign. The message was released to ensure that Spirit Team Members are aware of JetBlue’s commitment to them should a combination with Spirit move forward:

Hello Spirit Team Members,

It’s been a very busy few months in the airline industry, especially for both of our companies. We know this process may be unsettling, and we thought you might like to hear from us directly. We do not want all the conversation about a “hostile” takeover to discourage you about your potential future with JetBlue should we reach an agreement with Spirit.

More than anything, we want you to know that we are genuinely excited about the opportunity to combine with Spirit. We have so much respect for Spirit Team Members and believe we can bring together the best of both airlines to create a new national low-fare carrier to go up against the Big Four – just as JetBlue has been doing for 22 years.

JetBlue has an incredibly strong culture and set of values, and we know you do too. If we have the opportunity to move forward as one company, we plan to offer you the benefits of working for JetBlue:

•	We offer higher pay and better benefits than either Spirit or Frontier.

•	A combined JetBlue and Spirit will grow and add more well-paying jobs across our network.

•	While we are New York’s Hometown Airline®, we have deep roots in Central and South Florida and intend to further grow our existing campuses in Orlando and Fort Lauderdale.

•

As we said before, we will match retention incentives for all those who have been promised them. We believe it is critical that great talent stays through the transition and pursues long-term careers with JetBlue.

•	We are proud to have never furloughed any Crewmembers or sent a WARN Act notice in our 22-year history, and we continue to stand behind our no furlough commitment.

•

With our growing network, Crewmember travel benefits can take you from Canada to Peru, and across the pond to London – with more European destinations on the way – all while enjoying our award-winning JetBlue Experience, including our premium experience, Mint.

PRESS RELEASE

•	Speaking of flying, we are modernizing our fleet to all-Airbus, with incredible new interiors and an order book of A321neos, LRs, XLRs, and A220 aircraft.

Both JetBlue and Spirit have strong commitments to their people, their communities, and to diversity, equity and inclusion.

•

At JetBlue, we invest in our people with innovative career development opportunities like our JetBlue Scholars college degree program and career pathway programs developing frontline Crewmembers for support center roles. Our JetBlue Gateways pilot and maintenance technician training programs offer new opportunities for both existing Crewmembers and their families.

•

Our Community Connection program gives Crewmembers a chance to earn tickets for a non-profit of their choice by volunteering hours to a local charity, and our Foundation is championing diversity in STEM education and creating career pathways for the next generation in aviation. And, like Spirit, volunteering in our communities and giving back is critical to our culture.

•	We are an industry leader in sustainability and are committed to reaching net zero carbon emissions by 2040, well ahead of the industry.

For all the good things we want you to know about JetBlue, it’s no secret that we are still emerging from the pandemic, and this is a tough business even in the best of times. While every company hits bumps in the road from time to time and faces difficult situations where reasonable people disagree, at JetBlue, we always work very hard to do the right thing by our Crewmembers and Customers in those moments, keeping our mission to “Inspire Humanity”® in mind. We have many challenges that together we can address more effectively.

We can’t predict how all of this will play out, but we can say one thing for certain: we will warmly welcome Spirit’s 10,000-plus Team Members into JetBlue if given the opportunity. We have a chance to build with you the fifth-largest airline that Customers deserve. An airline that offers both low fares and award-winning service. An airline that truly challenges the Big Four with a product and price they can’t ignore. An airline that Customers love. An airline that all of us can feel proud to say we work for every day.

Together, we can prove the skeptics wrong – just like our founders did 22 years ago when they bucked conventional wisdom and changed the industry by launching in the competitive New York market a small, low-fare airline with seatback TVs and friendly Crewmembers called JetBlue.

Sincerely,

Robin Hayes

Chief Executive Officer

JetBlue

A video message is also available at www.JetBlueOffersMore.com/message-to-spirit-team-members.

PRESS RELEASE

About JetBlue

JetBlue is New York’s Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando, and San Juan. JetBlue carries customers across the United States, Caribbean and Latin America and London. For more information, visit jetblue.com.

Forward Looking Statements

Statements in this press release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur. Our forward-looking statements included in this press release speak only as of the date the statements were written or recorded. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Important Information and Where to Find It

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer.

Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov. In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

JetBlue has filed a definitive proxy statement on Schedule 14A with the SEC (“Definitive Proxy Statement”) and the accompanying BLUE proxy card on May 26, 2022, to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 10, 2022. This press release is not a substitute for the Definitive Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction.

PRESS RELEASE

STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of the Definitive Proxy Statement and other documents filed by JetBlue at the SEC’s web site at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

Participants in the Solicitation

JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Definitive Proxy Statement.

Contacts

JetBlue Corporate Communications

Tel: +1.718.709.3089

corpcomm@jetblue.com

###